 Exhibit 99.1

Name and Address of Additional Reporting Persons:

Mr. Carlos Slim Helú, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. María Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the “Slim Family”), each with the following address:

Paseo de Las Palmas #736
Colonia Lomas de Chapultepec
11000 Ciudad de México, México

Explanation of Responses:

Beneficial Ownership

As of the date of this filing, (i) Control Empresarial de Capitales S.A. de C.V. (“Control Empresarial”) owns 9,475,580 shares of Class A Ordinary Stock, $0.0001 par value per share (the “Class A Ordinary Shares”), (ii) 63,118,645 Class B Ordinary Shares, $0.0001 par value per share (the “Class B Ordinary Shares”) and (ii) the Slim Family, which are beneficiaries of a Mexican trust that in turn owns all of the issued and outstanding voting equity securities of Control Empresarial, may be deemed to beneficially own indirectly the Class A Ordinary Shares beneficially owned by Control Empresarial. The Class A Ordinary Shares beneficially owned by Control Empresarial constitute approximately 24.8% of the 292,697,649 total shares issued and outstanding, comprising 129,536,121 Class A Ordinary Shares and 163,161,528 Class B Ordinary Shares, $0.0001 par value per share (the “Class B Ordinary Shares”), as in the Issuer’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 17, 2025. As a result, the Slim Family may also be deemed to beneficially own approximately 24.8% of the 292,697,649 total shares issued and outstanding, comprising 129,536,121 Class A Ordinary Shares and 163,161,528 Class B Ordinary Shares, as disclosed in the Issuer’s Form 10-K filed with the SEC on March 17, 2025.

Signature Page

Carlos Slim Helú

Carlos Slim Domit	By:	/s/ Marco Antonio Slim Domit
Marco Antonio Slim Domit
Marco Antonio Slim Domit		Attorney-in-Fact*
April 14, 2025
Patrick Slim Domit

María Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

CONTROL EMPRESARIAL DE CAPITALES S.A. DE C.V.

By: Víctor Manuel Gutierrez Lopez
Title: Attorney-in-Fact

* See the Powers of Attorney for the members of the Slim Family and Control Empresarial, which are filed as exhibits to the Schedule 13D/A filed by the Slim Family and Control Empresarial with the SEC on February 3, 2022 in connection with their beneficial ownership of American Depositary Shares, each representing 20 Series L Shares of América Móvil, S.A.B. de C.V., are hereby incorporated herein by reference.